Merger Supplement NYSE: FCF First Commonwealth Financial  Corporation Announces Agreement to  Acquire First Community Bank in  Columbus, Ohio May 11, 2015

Merger Supplement Westward Expansion 2 Source: SNL Financial Strategic Rationale  With the acquisition of First Community Bank,  FCF will expand further into Ohio and the  Columbus MSA  The transaction will provide FCF with attractive  new demographics – Higher median household income – Increased historic and projected population  growth  Augments FCF Cleveland Loan Production Office  and senior staff with Ohio lending experience Current FCF branches First Community Bank branches Cleveland Loan Production Office 3.9%  5.1%  3.5%  3.5%  Proj. Pop. Growth '15‐'20 Pop. Growth '10‐'15 U.S. Columbus MSA $56,020  $53,706 Median HH Income

Merger Supplement Acquisition of First Community Bank 3 Purchase Price and Consideration  FCF will pay $14.75 million in aggregate for First Community Bank in Columbus, OH – 100% cash consideration – Approximately 120% of First Community Bank’s tangible book value as of 3/31/2015 – Core deposit premium of approximately 3.6% Financial Impact  Expected cost savings of 40% of First Community Bank’s non‐interest expense, or  approximately $875 thousand (after tax) expected to be fully achieved in 2016  Anticipated earnings accretion of over 2% in 2016  Tangible book value per share dilution of (0.6%) with an estimated earn back period of 3.5  years (crossover method)  Estimated loan credit mark of 3.9%, or approximately $2.4 million Required Approvals and Timing  Customary regulatory approvals   Estimated close: 4Q 2015 Note: Management believes that it is standard practice in the banking industry to present these non‐GAAP measures. These measures provide  useful information to management and investors by allowing them to make peer comparisons.

Merger Supplement 23.9%  30.3%  13.1%  9.8%  5.0%  37.3%  13.5%  Columbus MSA Market Characteristics 4 Source: US Bureau of Labor Statistics; The Columbus Region Factbook 2015; American Community Survey, 2013 Columbus MSA Dec. ‘14: 3.7% U.S. Dec. ‘14: 5.6% Consistently Low Unemployment Rate (%) 2 4 6 8 10 Dec. 2009 Dec. 2010 Dec. 2011 Dec. 2012 Dec. 2013 Dec. 2014  High‐growth market with attractive employment characteristics Robust Population Growth, 2000‐2015 (%) Columbus MSA Indianapolis MSA Kansas City MSA Louisville MSA Milwaukee MSA Nashville MSA U.S. 16% Government 3% Construction  and Mining 8% Manufacturing 4% Wholesale  Trade 11% Retail Trade 5% Transportation  and Utilities 7% Financial  Activities 18% Professional  and Business  Services 15% Education and  Health 10% Leisure and  Hospitality 3% Other Services Diverse Economy by Employment

Merger Supplement Experience in Ohio 5 Senior Management Experience  Thomas Michael Price, President & CEO – Previously CEO for National City Corporation in the Cincinnati market – Received his MBA from Cleveland State University  Jane Grebenc, EVP & Chief Revenue Officer – Previously in an executive leadership position at PVF Capital Corporation in Solon, Ohio – Experience with National City Corporation and KeyBank NA in Cleveland, Ohio  – Received her bachelor’s degree from John Carroll University in University Heights, Ohio  I. Robert Emmerich, EVP & Chief Credit Officer – Previously EVP & Chief Credit Officer for consumer lending at National City Corporation in Cleveland, Ohio  for 31 years – Received his MBA from Cleveland State University  James R. Reske, EVP, CFO & Treasurer – Previously EVP, CFO & Treasurer at United Community Financial Corporation in Youngstown, Ohio – Experience with KeyBanc Capital Markets, Inc. investment banking in Cleveland, Ohio – Received his master’s degree and a combined bachelor's/master’s degree from The Ohio State University in  Columbus, Ohio Existing Presence in the Region  59 commercial relationships in Ohio totaling $232 million in loans outstanding  Five commercial relationships in the Columbus MSA totaling $50 million in loans outstanding  First Commonwealth Business Center in downtown Cleveland opened in April 2014

Merger Supplement NYSE: FCF For more information, please contact: Ryan M. Thomas  Vice President / Finance & Investor Relations First Commonwealth Financial Corporation 654 Philadelphia Street Indiana, Pennsylvania  15701 (724) 463‐1690 InvestorRelations@fcbanking.com